EXHIBIT 10.6

                           SEVERANCE AGREEMENT BETWEEN
                          VALLEY FINANCIAL CORPORATION
                             AND J. RANDALL WOODSON

         This Severance Agreement ("Agreement"), dated as of February 9, 1998, is made and entered into between Valley Financial Corporation ("Employer"), a Virginia corporation, and J. Randall Woodson ("Employee").
         WHEREAS, Employee is employed as Senior Vice President; and
         WHEREAS, Employer desires to provide Employee with certain benefits in the event that Employee's employment with Employer is terminated under the circumstances specified in this Agreement;
         WHEREAS, Employee desires to continue employment with Employer and to accept Employer's offer of the benefits specified in this Agreement;
         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
         SECTION I. DEFINITIONS. As used in this Agreement, the following capitalized terms have the indicated meanings unless the context clearly requires otherwise:
         A. "Applicable Federal Rate" has the meaning ascribed to that term in
Section 1274(b)(2)(B) of the Code.
         B. "Bank Board" means the Board of Directors of any Subsidiary Bank.
         C. "Bank Subsidiary" means Valley Bank, N.A. and any other bank or subsidiary as to which Employer is now or hereafter deemed a bank holding company under the applicable regulations of the Board of Governors of the Federal Reserve System.
         D. "Board" means the Board of Directors of the Employer.

         E. "Cause" means (i) the willful and continued failure by Employee to substantially

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perform his duties hereunder (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Board and which failure has not been cured as hereinafter provided, which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties, except to the extent such conduct also constitutes "Cause" under Clause E.(ii) (in which case clause E.(ii) shall apply) or (ii) the willful engaging by the Employee in illegal conduct or any conduct which is demonstrably and materially injurious to the Employer or any Bank Subsidiary. Without limiting the generality of the foregoing, Cause shall include the issuance of a removal order or similar order by a governmental regulatory agency with appropriate jurisdiction prohibiting Employee from participating in the affairs of the Employer or any Bank Subsidiary. Any act or failure to act by Employee based upon authority given pursuant to a resolution duly adopted by the Board or any Bank Board or based upon the advice of counsel for the Employer or Bank Subsidiary shall be conclusively presumed to be done or omitted to be done by the Employee in good faith and in the best interests of the Employer and Bank Subsidiary. It is also expressly understood that the Employee's attention to matters not directly related to the business of the Employer or any Bank Subsidiary shall not provide a basis for termination for Cause so long as the Board has approved Employee's engagement in such activities. After the Effective Date, Employee's employment shall not be terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board (excluding Employee if he is a Board member) at a meeting of the Board called and held for such purpose (after a reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above and

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specifying the particulars thereof in detail. In such event, Employee shall have a reasonable period of time in which to correct the alleged violation, provided, however, that the alleged violation is neither dishonest nor criminal. For purposes of the immediately preceding sentence as well as clause E(i), it is agreed that thirty (30) days after written demand for performance is delivered to the Employee by the Board (excluding Employee if Employee is a Board member) shall be deemed a reasonable time to correct any such alleged violation but if the Board (excluding Employee if Employee is a Board member) determines that Employee is using his best efforts to make such correction and that the alleged violation can be corrected, the Board shall extend the thirty (30) day period by such time as is deemed by the Board reasonably necessary for the Employee to effect such correction.

         F. "Change in Control" or "Change in Control of the Employer" means a change of control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on January 1, 1994), directly or indirectly of 20% or more of the combined voting power of Employer's voting securities; (ii) the Incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Employer in which such person is named as a nominee for director,

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without objection to such nomination) shall be, for purposes of this clause
F.(ii) considered as though such person were a member of the Incumbent Board;
(iii) all of substantially all of the assets of the Employer or the assets of any Subsidiary Bank(s) which comprise substantially all of the assets of Employer are sold, transferred or conveyed by any means, including but not limited to direct purchase or merger, if the transferee is not controlled by the Employer, control meaning the ownership of more than 50% of the combined voting power of such entity's voting securities; or (iv) the Employer is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Employer. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction (x) which results in the Employee or a group of Persons which includes the Employee, acquiring, directly or indirectly, 20% or more of the combined voting power of the Employer's voting securities; (y) arranged or caused by a federal bank regulatory agency possessing appropriate jurisdiction on the grounds of failing financial condition of the Employer or any Subsidiary Bank which results in the acquisition, directly or indirectly, of 20% or more of the combined voting power of the Employee's voting securities by any Person; or (z) which results in the Employer, any subsidiary of the Employer or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Employer or any of its subsidiaries (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directory or indirectly, 20% or more of the combined voting power of Employer's voting securities.

         G. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         H. "Date of Termination" means (i) if Employee's employment is terminated by

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Employee for other than Good Reason, ninety (90) days after Notice of
Termination is given; (ii) if Employee's employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), or (iii) except as otherwise provided in this paragraph, if Employee's employment is to be terminated by the Employer for Cause or by the Employee for Good Reason, the date specified in the Notice of Termination, (iv) the date of Employee's death, or (v) if Employee's employment is to be terminated by the Employer for any reason other than Cause or Disability, the date specified in the Notice of Termination, which in no event shall be a date earlier than ninety (90) days after the date on which such Notice of Termination is given, unless an earlier date has been expressly agreed to by the Employee in writing either in advance of, or after, receiving such Notice of Termination. In the case of termination of Employee's employment by Employer for Cause, if, after the Effective Date, Employee has not previously expressly agreed in writing to the termination, then within thirty (30) days after receipt by the Employee of the Notice of Termination by Employer the Employee may notify the Employer that a dispute exists concerning the termination, in which event the Date of Termination shall be either the date set by mutual written consent of the parties or the date the dispute is resolved. During the pendency of any such dispute, the Employer will continue to be paid his full compensation in effect prior to the time the Notice of Termination is given and until the dispute is resolved.

         I. "Disability" means (i) as a result of Employee's inability due to physical of mental illness, Employee shall have been absent from the full-time performance of his duties with the Employer for six (6) consecutive months, and
(ii) within thirty (30) days after Notice of Termination is given Employee shall not have returned to the full-time performance of his duties.

         J. "Effective Date" means the date and time at which a Change of Control occurs with


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respect to Employer.

         K. "Employer" includes any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Employer ceases to exist.

         L. "Employment Year" means the 12-month period beginning with the Effective Date and each 12-month period beginning on the annual anniversary of such Effective Date thereafter.

         M. "Good Reason" means:

                  (i) An adverse change in Employee's status or position(s) as an officer or director of the Employer or any Bank Subsidiary after a Change of Control including, without limitation, any adverse change in Employee's status or position as a result of a material diminution of his duties or responsibilities (other than, if applicable, any such change directly attributable solely to the fact that the Employer is no longer publicly owned except that Employer or Successor may not use the fact that Employer is no longer publicly owned to justify taking any action mentioned in this Section I.M. which is detrimental to the Employee or adverse to his best interests) or the assignment to Employee after a Change of Control of any duties or responsibilities which, in Employee's reasonable judgment, are inconsistent with such status or position(s), or any removal of Employee from or any failure to reappoint or reelect Employee after a Change of Control to such position(s) (except in connection with the termination of Employee's employment for Cause, Disability or Retirement or as a result of Employee's death or by Employee other than for Good Reason);

                  (ii) When a Notice of Termination is required hereunder for termination of Employee under this Agreement, any purported termination by the Employer or Successor of the Employee's employment after a Change of Control which is not effected pursuant to a Notice of


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Termination satisfying the applicable requirements of Section I.O. hereof (and, if applicable, Section I.E. hereof);
                  (iii) The failure by Employer or Successor to continue in effect after a Change of Control any Plans in which Employee participates at the time of the Change in Control (or Plans providing Employee with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by Employer or Successor after a Change of Control which would adversely affect Employee's continued participation in any of such Plans on at least as favorable a basis as existing on the date of the Change in Control or which would materially r educe Employee's benefits in the future under any such Plans or deprive Employee of any material benefit enjoyed by the Employee at the time of the Change in Control;
                  (iv) The failure by Employer or Successor after a Change of Control to provide and credit Employee with number of paid vacation days to which Employee would then be entitled in accordance with the Employer's normal vacation policy as in effect at the time of the Change in Control, whichever is greater;
                  (v) Employer or Successor requiring the Employee after a Change in Control to be based anywhere other than where his office is located immediately prior to the Change in Control except for required travel on business for the Employer or Successor to an extent substantially consistent with the business travel obligations which Employee undertook on behalf of Employer prior to the Change in Control; or
                  (vi) Any refusal by Employer or Successor after a Change in Control to continue to allow Employee to attend to matters or engage in activities not directly related to the business of the Employer or Successor which, prior to the Change in Control of the Employer, Employee was


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permitted by Employer to attend to or engage in.
                  (vii) Termination of employment hereunder by the Employee for any reason other than death or Disability pursuant to a Notice of Termination given during the thirty (30) day period immediately following the first annual anniversary of such Change of Control.
         N. "Incumbent Board" means the Board as constituted on the date hereof.
         O. "Notice of Termination" means a written notice that indicates the specific termination provision of this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.
         P. "Person" has the meaning ascribed to that term in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended.
         Q. "Plan" means any compensation plan such as an incentive, bonus, stock option or restricted stock plan, any pension or profit sharing plan or any welfare benefit plan (including, but not limited to health, life or disability insurance).
         R. "Retirement" means Employee's voluntary termination of all employment hereunder after the attainment of age sixty-five (65) or the attainment of age fifty-five (55) having worked full time for the Employer for a period ten (10) consecutive years.
         S. "Successor" means any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time) the Employer's business directly, by merger or consolidation, or indirectly by purchase of the Employer's voting securities, all or substantially all of its assets or otherwise.
         SECTION II.  TERMINATION OF EMPLOYMENT AND SEVERANCE.
         A. Termination for Death, Disability or Retirement or by


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Employer For Cause or by Employee for Other Than Good Reason. Upon the
Employee's termination of his employment for Retirement or for other than Good Reason after the Effective Date, upon the termination of Employee's employment by the Employer for Cause after the Effective Date, upon termination for Disability after the Effective Date, or upon Employee's death after the Effective Date, the Employer shall pay the Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given (if required) and all other unpaid amounts, if any, to which Employee is entitled as of the Date of Termination under any Plan or arrangement of Employer or Bank at the time such payments are due. No Notice of Termination is required hereunder in the event of Employee's death and the foregoing amounts shall be determined on the date of death, if applicable.
         B. Termination Under Certain Other Circumstances. Upon termination of Employee's employment within thirty-six (36) months after the Effective Date, unless such termination is (i) because of Employee's death or Retirement, (ii) by Employer for Cause or Disability; or (iii) by Employee other than for Good Reason, Employer shall pay to Employee an amount equal to 2.99 multiplied by the Employee's annualized includable compensation for the base period, within the meaning of Section 280G(d)(1) of the Code, provided, however, that if any of such payment is or will be subject to the excise tax imposed by Section 4999 of the Code or any similar tax that may hereafter be imposed ("Excise Tax") such payment shall be reduced to a smaller amount, even to zero, which smaller amount shall be the largest amount payable under this paragraph that would not be subject in whole or in part to the Excise Tax after considering all other payments to Employee required to be considered under Section 4999 or 280G of the Code. Such payment shall be referred to as the "Severance Payment."
         In the event that the Severance Payment is subsequently determined to be less than the


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amount actually paid hereunder, the Employee shall repay the excess to the
Employer at the time that the proper amount is finally determined, plus interest on the amount of such repayment at the Applicable Federal Rate. In the event that the Severance Payment is determined to exceed the amount actually paid hereunder, the Employer shall pay Employee such difference plus interest on the amount of such additional payment at the Applicable Federal Rate at the time that the amount of such difference is finally determined.
         In the event that the amount of the Severance Payment exceeds or is less than the amount initially paid, such difference shall constitute a loan by the Employer to the Employee, or by the Employee to the Employer, as the case may be, payable on the fifth (5th) day after demand (together with interest at the Applicable Federal Rate).
         C. Offset. The amount of any payment provided for in this Section II shall not be reduced, offset or subject to recovery by the Employer or Successor by reason of any compensation earned by Employee as the result of employment by another employer after the Date of Termination, or otherwise.

         SECTION III.  EFFECTIVE DATE.
         No provision of this Agreement other than the applicable definitions in
Section I, this Section III, Section IV, Section V, Section VII.B. through D.,
Section IX, Section X, and Section XI shall take effect and no Person shall have any rights or duties under or in connection with this Agreement until the Effective Date occurs. At the Effective Date, the rights and duties of the parties hereunder shall automatically vest and become fully enforceable in accordance with the terms of this Severance Agreement so long as Employee is, immediately preceding the Effective Date, employed by Employer.

         SECTION IV.  BINDING AGREEMENT.


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         This Agreement shall inure to the benefit of and be enforceable by
Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amount would still be payable to Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's beneficiary designated in writing and delivered to Employer, if any, and if none to Employee's estate.

         SECTION V.  FEES AND EXPENSES.
         Each party shall pay its own legal fees and related or other expenses incurred in connection with this Agreement, whether or not such party prevails, including, without limitation all such fees and expenses, if any, incurred in contesting or disputing any termination or seeking to obtain or enforce any right or benefit provided by this Agreement; provided, however, that, after the Effective Date, the Employer shall pay all legal fees and related expenses incurred by Employee in connection with this Agreement, whether or not Employee prevails, including without limitation all such fees and expenses incurred by Employee in contesting or disputing any termination of Employee or in seeking to obtain or enforce any right or benefit provided by this Agreement.

         SECTION VI.  TAXES.
         All payments to be made to Employee under this Agreement will be subject to required withholding of federal, state and local and employment and other taxes.

         SECTION VII.  MISCELLANEOUS.
         A. Survival. The respective obligations of, and benefits afforded to, Employer and Employee in Sections II., IV., V., VI., VII., VIII., and IX of this Agreement shall survive termination of this Agreement.

         B. Notice. For the purposes of this Agreement, notices and all other communications

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provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered to Employee or the Chairman of the Board of Employer or mailed by United States registered mail, return receipt requested, postage prepaid and addressed, in the case of Employer, to the attention of the Chairman of the Board at the following address:

                  Valley Financial Corporation
                  36 W. Church Avenue
                  Roanoke, Virginia 24011

or, in the case of Employee, to the address set forth below the Employee's signature, provided that all notices may be sent to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.


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         C. Modification; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and the Chairman of the Board of Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.
         D. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         SECTION VIII.  CONFIDENTIALITY; COVENANT NOT TO COMPETE.
         A. Confidentiality. Employee agrees that subsequent to his period of employment with Employer and/or any Bank Subsidiary, he will not at any time communicate or disclose to any unauthorized person, without the written consent of the Employer, any proprietary or other confidential information concerning the Employer or any subsidiary of the Employer, it being understood, however, that the obligations of this Section shall not apply to the extent that the aforesaid matters (I) are disclosed in circumstances where Employee is legally required to do so or (ii) become generally known to and available for use by the public otherwise than by the Employee?s wrongful act or omission.

         B. Covenant Not to Compete. If the Employee's employment with the Employer is terminated after the Effective Date by Employee other than for Good Reason or by Employer other than for Cause, the Employee agrees that for a period of 3 years from the date his employment is

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terminated, he will not, without the consent in writing of the Chairman of the
Board of the Employer, become an officer, employee, agent, partner, director or substantial stockholder of any entity engaged in the commercial or retail banking, lending, leasing or trust business within a 100 mile radius of the City of Roanoke, Virginia, or become associated in any substantial manner with any entity in the process of formation to engage in the retail or commercial banking, lending, leasing or trust business, or any group that intends to form any such entity in the geographical area described above.
         C. Relief. In the event of Employee's actual or threatened breach of this Section, the Employer shall be entitled to a preliminary restraining order and an injunction restraining the Employee from violating its provisions. In the event the Employee terminates his employment after the Effective Date for other than Good Reason and his actual date of terminating his employment is less than ninety (90) days after his Notice of Termination, the Employee will pay to the Employer, as liquidated damages and not as a penalty, an amount equal to the Employee's base salary then in effect, computed on a per diem basis, multiplied by ninety (90).
         D. Other Remedies. Nothing in this Agreement shall be construed to prohibit the Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee. If at the time of enforcement of this Section a court holds that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing and, thus, unenforceable, the Employer and Employee agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

         SECTION IX.  RELATED AGREEMENTS.
         To the extent that any provision of any other agreement between Employer or any of its subsidiaries and Employee shall limit, qualify or be inconsistent with any provision of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provision


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of this Agreement shall control and such provision of such other agreement shall be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose.

         SECTION X.  COUNTERPARTS.
         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         SECTION XI.  INITIAL TERM.
         This Agreement shall expire and automatically terminate five years from the date hereof, unless extended by written agreement of Employer and Employee. Notwithstanding the foregoing sentence, no obligations hereunder resulting from a Change in Control of the Employer during this initial term or any extension thereof shall be affected by the expiration of the initial term or extension thereof.
         IN WITNESS WHEREOF, the parties have executed this Agreement as of February 9, 1998.

                                             VALLEY FINANCIAL CORPORATION
                                             By:
                                             /s/ Ellis L. Gutshall
                                             ---------------------
                                             Its President and Chief
                                             Executive Officer

                                             Employee:
                                             /s/ J. Randall Woodson
                                             ----------------------
                                             Address:

                                             -------------------------------

                                             -------------------------------

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